UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report:
October 5, 2009

Frontier Financial Corporation
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	000-15540 (Commission File Number)	91-1223535 (I.R.S. Employer Identification No.)
332 S.W. Everett Mall Way P.O. Box 2215 Everett, Washington (Address of principal executive offices)	98204 (Zip Code)
Registrant’s telephone number, including area code: (425) 514-0700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [   ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
 [   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On October 5, 2009, Frontier Financial Corporation (NASDAQ:FTBK) (“Frontier”) and SP Acquisition Holdings, Inc. (NYSE AMEX:DSP) (“SPAH”) jointly announced that they have mutually agreed to terminate the Agreement and Plan of Merger, dated as of July 30, 2009, by and between SPAH and Frontier, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of August 10, 2009, effective immediately, due to the fact that certain closing conditions contained in the merger agreement could not be met.   As a result, the special meetings of SPAH’s stockholders and warrant holders and Frontier’s shareholders scheduled to be held on October 8, 2009, have been cancelled.

A copy of the press release is attached to this current report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1	Press Release dated October 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRONTIER FINANCIAL CORPORATION
(Registrant)
October 5, 2009	/s/ Patrick M. Fahey
(Date)	Patrick M. Fahey Chief Executive Officer

Exhibit Index

99.1	Press Release dated October 5, 2009.